UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Musick	Irvine	CA	92618
(Address of Principal Executive Offices)			(Zip Code)

(949)	595-7200
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ELGX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On June 30, 2020, Endologix, Inc. (the “Company”) entered into Amendment No. 2 (the “ABL Forbearance Amendment No. 2”) to Forbearance Agreement (the “ABL Forbearance Agreement”) to Credit Agreement, dated as of August 9, 2018 (as amended, restated, supplemented or otherwise modified from time to time), with the Lenders party thereto from time to time, and Deerfield ELGX Revolver, LLC, as agent for itself and the Lenders (collectively, the “ABL Forbearing Parties”). Additionally, on June 30, 2020, the Company entered into Amendment No. 2 (the “Facility Forbearance Amendment No. 2” and, collectively with the ABL Forbearance Amendment No. 2, the “Forbearance Amendments”) to Forbearance Agreement (the “Facility Forbearance Agreement” and, collectively with the ABL Forbearance Agreement, the “Forbearance Agreements”) to Amended and Restated Facility Agreement, dated as of August 9, 2018 (as amended, restated, supplemented or otherwise modified from time to time), with the Lenders party thereto from time to time, and Deerfield Private Design Fund I.V., L.P. as agent for itself and the Lenders.

The Forbearance Amendments extend the termination date of the forbearance period provided for in the Forbearance Agreements from June 30, 2020 to July 8, 2020.

The foregoing descriptions of the ABL Forbearance Amendment No. 2 and the Facility Forbearance Amendment No. 2 are not complete and are qualified in their entirety by reference to the full text of such documents, copies of which will be filed with the Company’s next Quarterly Report on Form 10-Q in accordance with the rules and regulations of the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: July 1, 2020	/s/ John Onopchenko
John Onopchenko
Chief Executive Officer